Exhibit 99.1

Playboy Converts Remaining Preferred Shares to Common Stock at Over $1.74 Per Share

Company Continues to Improve Balance Sheet

LOS ANGELES, August 25, 2025 (GLOBE NEWSWIRE) -- Playboy, Inc. (NASDAQ: PLBY) (the “Company” or “Playboy”), one of the most recognizable and iconic brands in the world, today announced that it converted the remaining outstanding shares (the “Conversion”) of its Series B Convertible Preferred Stock (the “Series B Stock”) into shares of its common stock (the “Common Stock”) as it continues to streamline its balance sheet.

The Company converted all remaining Series B Stock into 12,439,730 shares of the Company’s Common Stock at a conversion price of $1.74448 per share in accordance with the terms of the Series B Stock. The conversion price represents a more than 6% premium to the Common Stock’s closing price on August 21, 2025, the date of the Conversion, and a more than 16% premium to the per share price in the Company’s private placement of Common Stock in the fourth quarter of 2024. As a result of the Conversion, the Company no longer has any preferred stock outstanding and has 107,548,055 shares of Common Stock outstanding. As of the date of the Conversion, the Company had approximately $128 million in net debt, a reduction of approximately $70 million over the past 12 months. The Company did not receive any proceeds in connection with the Conversion.

The final conversion of the Series B Stock reflects the view of Playboy’s Board of Directors that the Company’s share price continues to be undervalued, as well as the Company’s ongoing efforts to streamline its balance sheet and deleverage the Company. By completing the Conversion at an above-market-price and in advance of maturity of the Series B Stock, the Company has calculated its undiscounted interest savings through the remaining term of the Series B Stock to be $6.992 million, which was scheduled to run through the end of 2027 prior to the Conversion.

About Playboy, Inc.

Playboy is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. Playboy, is one of the most recognizable brands in the world, with products and content available in approximately 180 countries. Playboy’s mission—to create a culture where all people can pursue pleasure—builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at https://investors.playboy.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: FNK IR – Rob Fink / Matt Chesler, CFA – investors@playboy.com
Media: press@playboy.com

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